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Exhibit 16.1

December 1, 2004

U.S. Securities and Exchange Commission
Office of the Chief Accountant
450 Fifth Street, NWWashington, DC 20549

Re:
Isonics Corporation
File No. 001-12531

Dear Sir or Madam:

        We have read Item 4.01 of Form 8-K of Isonics Corporation dated November 24, 2004, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/GRANT THORNTON LLP

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  Exhibit 16.1